Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 3
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 3, dated as of March 30, 2007 (this “Amendment”), among CREDIT SUISSE, NEW YORK BRANCH (the “Administrative Agent”), THE BUYERS, FIELDSTONE MORTGAGE COMPANY and FIELDSTONE INVESTMENT CORPORATION (each a “Seller” and collectively the “Sellers”).

RECITALS

The Administrative Agent, the Buyers and the Sellers are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of November 14, 2006, as amended by Amendment No. 1, dated as of December 20, 2006 and Amendment No. 2, dated as of January 31, 2007 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Administrative Agent, the Buyers and Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Administrative Agent, the Buyers and the Sellers hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Profitability Amendment Period. For purposes of this Amendment, this Section 1 will be effective only for the period from and including the date hereof through and including June 30, 2007 (the “Profitability Amendment Period”). Section 14(e) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language, which amendment shall be effective solely during the Profitability Amendment Period:

“(e) Maintenance of Profitability.

(A) FIC shall not permit, for any two consecutive Test Periods (other than with respect to the Test Periods set forth in (B) below), its consolidated Net Income for any Test Period, before income taxes for such Test Period, distributions made during such Test Period, and without regard to unrealized gains or losses from mark to market valuations resulting from Seller’s Interest Rate Protection Agreements during such Test Period, to be less than $1.00.

(B) FIC may permit, for the two consecutive Test Periods from and including January 1, 2007 through and including June 30, 2007, its consolidated Net Income for any Test Period, before income taxes for such Test Period, distributions made during such Test Period, and without regard to unrealized gains or losses from mark to market valuations resulting from Seller’s Interest Rate Protection Agreements during such Test Period, to be less than $1.00.”

SECTION 2. Covenants. Section 14 of the Existing Repurchase Agreement is hereby amended by deleting clauses a, b, ee and gg thereof in their entirety and replacing them with the following language:

“a. Minimum Consolidated Adjusted Tangible Net Worth. The Sellers shall maintain a Consolidated Adjusted Tangible Net Worth of at least $275 million.”

“b. Indebtedness to Consolidated Adjusted Tangible Net Worth Ratio. The Sellers’ (i) combined ratio of consolidated Indebtedness to Consolidated Adjusted Tangible Net Worth shall not exceed 18:1 and (ii) combined ratio of consolidated Indebtedness (net of non-recourse Indebtedness) to Consolidated Adjusted Tangible Net Worth shall not exceed 7:1.”

“ee. Non-Structured Securities Indebtedness to Consolidated Adjusted Tangible Net Worth Ratio. The Sellers’ ratio of consolidated Indebtedness less Structured Securities Debt to Consolidated Adjusted Tangible Net Worth shall not exceed 7:1.”

“gg. Maintenance of Liquidity. The Sellers shall maintain cash, Cash Equivalents as well as unencumbered Mortgage Loans held for sale or securitization of at least $20 million.”

SECTION 3. Officer’s Compliance Certificate. Exhibit D to the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A hereto.

SECTION 4. Conditions Precedent.  This Amendment shall become effective on, with respect to Sections 2, 3 and 4, on the date hereof and, with respect to Section 1, January 1, 2007 (the “Amendment Effective Dates”), subject to the satisfaction of the following conditions precedent:

4.1 Delivered Documents.  The Administrative Agent shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a) this Amendment, executed and delivered by the duly authorized officers of the Administrative Agent and the Sellers; and

(b) such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

SECTION 5. Representations and Warranties.  Each Seller hereby represents and warrants to the Administrative Agent that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 6. Limited Effect.  Except as expressly amended and modified by this Amendment, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. The amendments set forth in Section 2 of this Amendment shall expire upon the expiration of the Amendment Period at which time the terms of the Existing Repurchase Agreement shall revert to that set forth in the Existing Repurchase Agreement and be applied on a prospective basis thereafter. Other than as expressly set forth herein, the execution of this Amendment by the Administrative Agent or the Buyers shall not operate as a waiver of any of its rights, powers or privileges under the Repurchase Agreement or any other Program Agreement, including without limitation, any rights, powers or privileges relating to other existing or future breaches of, or Defaults or Events of Default under, the Repurchase Agreement or any other Program Agreement (whether the same or of a similar nature as the breaches identified herein or otherwise) except as expressly set forth herein.

SECTION 7. Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 8. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Administrative Agent: CREDIT SUISSE, NEW YORK BRANCH, as Administrative Agent

By: /s/ Anthony Giordano
Name: Anthony Giordano
Title: Director

By: /s/ Joseph Soave
Name: Joseph Soave
Title: Director

Seller: FIELDSTONE MORTGAGE COMPANY, as a Seller

By: /s/ Mark C. Krebs
Name: Mark C. Krebs
Title: Sr. Vice President & Treasurer

Seller: FIELDSTONE INVESTMENT CORPORATION, as a Seller

By: /s/ Mark C. Krebs
Name: Mark C. Krebs
Title: Sr. Vice President & Treasurer

The JPMorgan Buying Group:

FALCON ASSET SECURITIZATION COMPANY LLC

By: JPMorgan Chase Bank, N.A., its attorney-in-fact

By: /s/ George S. Wilkins
Name: George S. Wilkins
Title: Vice President

JPMORGAN CHASE BANK, N.A.,

as a Group Agent and as a Committed Buyer

By: /s/ George S. Wilkins
Name: George S. Wilkins
Title: Vice President

The Alpine Buying Group:

ALPINE SECURITIZATION CORP., as a Conduit Buyer

By: /s/ Mark Lengel
Name: Mark Lengel
Title: Director

By: /s/ Alex Smith
Name: Alex Smith
Title: Vice President

CREDIT SUISSE, NEW YORK BRANCH, individually and as a Committed Buyer

By: /s/ Anthony Giordano
Name: Anthony Giordano
Title: Director

By: /s/ Joseph Soave
Name: Joseph Soave
Title: Director